UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2014

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of John E. Fischer from Senior Vice President and CFO to President and COO

On May 4, 2014, John E. Fischer, 58, Senior Vice President and Chief Financial Officer of Olin Corporation was promoted to President and Chief Operating Officer of Olin. Joseph D. Rupp will continue as Chairman of the Board of Directors and Chief Executive Officer of Olin.

Mr. Fischer has served as Senior Vice President and Chief Financial Officer since October 2010 and as Vice President and Chief Financial Officer from May 2005 through October 2010. He joined Olin in 1989 as a Director of Finance and was the Vice President and Chief Financial Officer for Primex Technologies, Inc., a spin-off of Olin’s aerospace and defense businesses before rejoining Olin in 2004.

In connection with his promotion to President and COO, Mr. Fischer’s salary was increased to $510,000. In addition, Mr. Fischer received nonqualified stock options for 11,700 shares, vesting over three years in equal annual installments, with an exercise price equal to the average of the high and low sales prices of Olin common stock on May 5, 2014 and 2,800 shares of restricted stock, vesting on May 5, 2017.

John L. McIntosh Named Senior Vice President, Chemicals

On May 4, 2014, John L. McIntosh, 60, Senior Vice President, Operations, was named Olin’s Senior Vice President, Chemicals, since he will focus his efforts on Olin’s Chlor Alkali Products and Chemicals Distribution segments. Mr. McIntosh joined Olin in 1977 and has served as Senior Vice President, Operations since 2011, as Senior Vice President, Chemicals from October 2010 to January 2011, as Vice President and President, Chlor Alkali Products Division, from 1999 to 2010, as Vice President Operations and Specialty Chemicals from 1998 to 1999, and in a variety of management positions with Olin’s chemicals and Chlor Alkali Products businesses prior to that time.

Promotion of Todd A. Slater from Vice President, Finance and Controller to Vice President and CFO

On May 4, 2014, Todd A. Slater, 50, Vice President, Finance and Controller of Olin, was promoted to Vice President and Chief Financial Officer. Mr. Slater joined Olin in 2002, from Chase Industries Inc., which was acquired by Olin. Todd has been Olin’s Vice President, Finance and Controller since October 2010, and prior to that, was Vice President and Controller of Olin since 2005.

In connection with his promotion to CFO, Mr. Slater’s salary was increased to $370,000. In addition, Mr. Slater received nonqualified stock options for 16,000 shares, vesting over three years in equal annual installments, with an exercise price equal to the average of the high and low sales prices of Olin common stock on May 5, 2014 and 4,000 shares of restricted stock, vesting on May 5, 2017.

Promotion of Randee N. Sumner from Financial Officer for the Chemicals Distribution Business to Vice President and Controller

On May 4, 2014, Randee N. Sumner, 40, Financial Officer - Chemicals Distribution, was promoted to Olin’s Vice President and Controller. Ms. Sumner joined Olin in 2006 and has served as the Financial Officer for the Chemicals Distribution business since January 2013. Prior to that, she has held positions of increasing responsibility in the Corporate Accounting and Financial Reporting function.

In connection with her promotion to Vice President and Controller, Ms. Sumner’s salary was increased to $225,000. In addition, Ms. Sumner received nonqualified stock options for 7,500 shares, vesting over three years in equal annual installments, with an exercise price equal to the average of the high and low sales prices of Olin common stock on May 5, 2014 and 1,800 shares of restricted stock, vesting on May 5, 2017.

* * * * *

Attached as Exhibit 99.1 is a press release issued by Olin on May 5, 2014, announcing the promotions of Mr. Fischer, Mr. Slater and Ms. Sumner, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Press Release dated May 5, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 5, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated May 5, 2014.